UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 21, 2013

Date of Report (Date of earliest event reported)

Pulse Electronics Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-05375	23-1292472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12220 World Trade Drive
San Diego, CA 92128
(Address of principal executive offices)

(858) 674-8100
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On January 22, 2013, Pulse Electronics Corporation (the “Company”), issued 1,000 shares of its newly-authorized Series A Preferred Stock (the “Series A Preferred Stock”) to OCM PE Holdings, L.P. (“OCM”). The Series A Preferred Stock was issued pursuant to the Investment Agreement (the “Investment Agreement”) dated as of November 7, 2012, by and among the Company, Pulse Electronics (Singapore) Pte Ltd., Technitrol Delaware, Inc., a wholly-owned subsidiary of the Company (“Technitrol”), OCM and certain affiliates of OCM, as discussed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2012.  Upon issuance and delivery of the Series A Preferred Stock, a warrant previously issued to OCM giving it the right to purchase 19.9% of the common stock of Technitrol was terminated.  A description of the terms of the Investment Agreement and related transactions pursuant to which the Series A Preferred Stock has been issued is set forth in Item 1.01 of the Company’s Current Report on Form 8-K filed November 16, 2012, which is incorporated herein by reference.

The issuance of the Series A Preferred Stock was made in reliance on Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.  This Current Report on Form 8-K does not constitute an offer to buy or a solicitation of an offer to sell any securities.

The description of the Series A Preferred Stock in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting held on January 21, 2013, the shareholders of the Company approved amendments to the Company’s Amended and Restated Articles of Incorporation (the “Restated Articles”).  The Restated Articles provide for the following changes to the Company's prior Amended and Restated Articles of Incorporation (the “Prior Articles”). The Restated Articles and related Statement with Respect to Shares became effective upon their filing with the Pennsylvania Department of State on January 22, 2013.

Increased Number of Shares of Common Stock We May Issue

The Restated Articles increased the number of shares of Common Stock the Company is authorized to issue from 175,000,000 to 275,000,000.

Authorize the Issuance of Preferred Stock and Authorize the Board of Directors to Establish the Terms of the Preferred Stock

The Prior Articles only authorized the issuance of shares of Common Stock.  The Restated Articles authorize the issuance of up to 1,000 shares of Preferred Stock, without par value (the “Preferred Stock”).  The Restated Articles also authorize the Board of Directors of the Company to establish the series and the number of the shares of each series of Preferred Stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of the shares of each series of Preferred Stock.

The Prior Articles authorized the Board of Directors to create one or more additional series or classes of Common Stock and to establish the voting rights, preferences, limitations and special rights of the shares of such class or series of Common Stock.  The Prior Articles required that in exercising this authority, the Board of Directors determined that the sole purpose for the designation and issuance of such class or series of Common Stock was to raise capital necessary for a proper business purpose and not for a takeover defense or other anti-takeover measure.  The Restated Articles provide that the Board no longer has the authority to create one or more additional series or classes of Common Stock.  However, the Board has the authority to establish one or more new series of Preferred Stock within the 1,000 shares that are authorized as described above.  In addition, in exercising its authority to create one or more series of Preferred Stock, the Board of Directors is not required to make any determination with respect to the purpose for exercising that authority.

As set forth in the Statement with Respect to Shares, the Board of Directors has designated a series of the Preferred Stock as the Series A Preferred Stock, which ranks, with respect to any matter, including any dividend, distribution rights or redemption rights, equally in priority and preference to all of the Common Stock of the Company, except that (i) in the event of any voluntary or involuntary liquidation, dissolution or winding up, the holders of the Series A Preferred Stock would entitled to be paid out of the assets of the Company available for distribution to its shareholders, before any payment is made to the holders of any other shares of our capital stock, in an amount per share equal to ten (10) cents, and (ii) the holders of the Series A Preferred Stock will have the limited voting rights with respect to matters affecting the rights of the Series A Preferred Stock summarized below and set forth in more detail in the Statement with Respect to Shares.

At any time that the shares of Series A Preferred Stock are outstanding, any of the following actions would require the affirmative vote or prior consent of the holders of a majority of the shares of Series A Preferred Stock:

-- amending, altering, or repealing any provision of the Series A Preferred Stock;

-- adopting, amending, altering or repealing our Articles of Incorporation or Bylaws, or any board resolution or other instrument creating common or preferred stock or any other class of stock if such action would have an adverse effect on the rights, privileges, or preferences of the Series A Preferred Stock;

-- increasing the authorized number of shares of Common Stock or issuing any capital stock other than Common Stock, except pursuant to the Investment Agreement, a benefit or compensation plan, or a stock split; or

-- authorizing or designating any capital stock that is senior to or on par with the Series A Preferred Stock other than the Common Stock.

The holders of the Series A Preferred Stock have no other voting rights, except as may be provided by the provisions of the Pennsylvania Business Corporation Law.  The holders of the Series A Preferred Stock will not be entitled to vote generally in the election of members to the Board of Directors of the Company.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 16, 2012, in the event that the indenture for the Company’s outstanding 7% senior convertible notes due December 2014 is discharged or the conversion of the Series A Preferred Stock would not otherwise constitute a “change in control” under the terms of that indenture, the Series A Preferred Stock will automatically convert into such number of shares of Common Stock that would result in OCM having received 64.3795% of the equity of the Company pursuant to the Investment Agreement (on a fully diluted basis as of immediately following November 20, 2012 and without giving effect to shares of Common Stock and warrants owned by OCM and its affiliates prior to November 20, 2012).

Although holders of Series A Preferred Stock will have a liquidation preference over the holders of Common Stock, the Company believes that this liquidation preference is immaterial to the holders of Common Stock because the liquidation preference is $0.10 per share, and only 1,000 shares of Series A Preferred Stock are authorized for issuance under the Restated Articles.

The issuance of the 1,000 shares of Series A Preferred Stock to OCM as described in Item 3.02 above utilized all of the Preferred Stock authorized for issuance under the Restated Articles.

Authorize Shareholder Action by Partial Written Consent

The Restated Articles also provide shareholders with the ability to take any action required or permitted to be taken at a shareholders meeting by the written consent of shareholders entitled to cast the minimum number of votes required to authorize the action at a meeting of the shareholders.

The Restated Articles and the Statement with Respect to Shares are respectively filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing descriptions of the Restated Articles and the Statement with Respect to Shares are qualified in their entirety by reference to such Exhibits.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held a Special Shareholders Meeting on January 21, 2013, at which shareholders considered and approved the Restated Articles.  The final results of the vote, as certified by the Inspector of Election, are set forth below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
48,383,710	4,461,203	149,114	--

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description.

3.1	Amended and Restated Articles of Incorporation of Pulse Electronics Corporation, filed with the Pennsylvania Department of State on January 22, 2013.

3.2	Statement with Respect to Shares, filed with the Pennsylvania Department of State on January 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulse Electronics Corporation

Date: January 22, 2013	By:	/s/ Drew A. Moyer
Drew A. Moyer
Senior Vice President and Chief Financial Officer